UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2021

Eco Innovation Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-248871	85-0842591
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16525 Sherman Way, Suite C-1

Van Nuys, CA

(Address of principal executive offices, including zip code)

(800) 922-4356

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Agreement.

On May 19, 2021, Eco Innovation Group, Inc. (the "Company") entered into a Prototype Manufacture Agreement with Fluitron, Inc., a Pennsylvania corporation (“Fluitron”). Under the terms of Prototype Manufacture Agreement, the Company agreed to purchase from Fluitron, and Fluitron agreed to manufacture for the Company, a prototype extraction machine using the Company’s exclusively licensed glycerin extraction technology. According to the purchase terms, the Company will pay a total of $307,200 to Fluitron to manufacture the prototype, with a deposit of 20% due at the time of ordering. The Company paid Fluitron a 20% initial payment of $61,000.00 to activate manufacturing of the prototype, as required by the agreement. Under the agreement, the Company will retain all intellectual property ownership and licensing rights to the supercritical extraction technology.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
10.1	Prototype Manufacture Agreement dated May 19, 2021, between registrant and Fluitron, Inc. *#

* Filed herewith.

# Certain portions of this document as filed herewith have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO INNOVATION GROUP, INC.

	By:	/s/ Julia Otey-Raudes
Date: May 21, 2021		Julia Otey-Raudes
Principal Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Prototype Manufacture Agreement dated May 19, 2021, between registrant and Fluitron, Inc. *#

* Filed herewith.

# Certain portions of this document as filed herewith have been omitted in connection with a request for Confidential Treatment which has been submitted to the Commission in connection with this filing. This entire exhibit including the omitted confidential information has been filed separately with the Commission.